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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------

                                 EL SITIO, INC.
             (Exact name of Registrant as Specified in Its Charter)


      BRITISH VIRGIN ISLANDS                                N/A
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

         AVENIDA BELGRANO 845                               N/A
      1092 BUENOS AIRES, ARGENTINA                       (Zip Code)
(Address of Principal Executive Offices)


     If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
   pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
    Exchange Act and is effective              Exchange Act and is effective
   pursuant to General Instruction            pursuant to General Instruction
  A.(c), please check the following          A.(d), please check the following
              box. /__/                                box. / x /


 Securities Act registration statement file number to which this form relates:
                                   333-91263

     Securities to be registered pursuant to Section 12(b) of the Act: None

        Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON SHARES, $.01 PAR VALUE PER SHARE
                     ---------------------------------------
                                (Title of Class)


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        ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The Registrant hereby incorporates by reference herein the description of the Registrant's Common Shares, par value $0.01 per share, appearing under the caption "Description of Share Capital" in the form of preliminary prospectus contained in the Registration Statement on Form F-1 (Registration No. 333-91263) (the "Registration Statement"), as filed with the Securities and Exchange Commission on November 19, 1999 and as may be amended from time to time and at the time the Registration Statement is declared effective. Any form of prospectus that constitutes part of the Registration Statement and is subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated by reference herein.

                                ITEM 2. EXHIBITS

      The Registrant incorporates herein by reference the following Exhibits to the Registration Statement:

      1. Amended and Restated Memorandum of Association of El Sitio, Inc. (formerly, El Sitio International Corporation), filed as Exhibit 3.1 to the Registration Statement.

      2. Amended and Restated Articles of Association of El Sitio, Inc. (formerly, El Sitio International Corporation), filed as Exhibit 3.2 to the Registration Statement.

      3. Amended and Restated Memorandum of Association of El Sitio, Inc. (formerly, El Sitio International Corporation), filed as Exhibit 3.3 to the Registration Statement (to be filed with the British Virgin Islands registrar of companies on the closing of the offering to which the Registration Statement relates).

      4. Amended and Restated Articles of Association of El Sitio, Inc. (formerly, El Sitio International Corporation), filed as Exhibit 3.4 to the Registration Statement (to be filed with the British Virgin Islands registrar of companies on the closing of the offering to which the Registration Statement relates).

      5. Form of Share Certificate, filed as Exhibit 4.1 to the Registration Statement.

      6. Stock Purchase Agreement, dated June 21, 1999, among El Sitio, Inc. (formerly, El Sitio International Corporation), Washburn Enterprises, Inc., Chestnut Hill (El Sitio), LLC and Ibero-American Media Partners II Ltd., filed as Exhibit 10.1 to the Registration Statement.

      7. Letter Agreement dated February 11, 1999, between TV Azteca, S.A. de C.V. and El Sitio, Inc. (formerly, El Sitio International Corporation), filed as Exhibit 10.4 to the Registration Statement.

      8. Subscription Agreement, dated August 31, 1999, between TV Azteca, S.A. de C.V. and El Sitio, Inc. (formerly, El Sitio International Corporation), filed as Exhibit 10.5 to the Registration Statement.

      9. Registration Rights Agreement, dated July 2, 1999, by and among El Sitio, Inc. (formerly El Sitio International Corporation) and holders of its Class A Convertible Preferred Stock, filed as Exhibit
            10.6 to the Registration Statement.

      10.   El Sitio International Corporation 1999 Stock Option Plan, filed as
            Exhibit 10.7 to the Registration.

      11. Amendment No. 1 to the Stock Purchase Agreement, dated July 2, 1999, among El Sitio, Inc. (formerly, El Sitio International Corporation), Washburn Enterprises, Inc., Chestnut Hill (El Sitio), LLC and Ibero-American Media Partners II Ltd., filed as Exhibit 10.12 to the Registration Statement.

      12. Stockholders Agreement, dated July 2, 1999 by and among the Stockholders of El Sitio International Corporation, filed as Exhibit
            10.13 to the Registration Statement.

      13. Share Purchase Agreement, dated October 6, 1999, between El Sitio, Inc. and IMPSAT Corporation,


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            filed as Exhibit 10.16 to the Registration Statement.

      14. Amendment No. 1 to Registration Rights Agreement, dated October 6, 1999, among El Sitio, Inc. and the holders of its Class A Convertible Preferred Stock, filed as Exhibit 10.17 to the Registration Statement.

      15. Amendment No. 1 to Stockholders Agreement, dated October 6, 1999, by and among IAMP (El Sitio) Investments Ltd., Washburn Enterprises, Inc., GCC Investments, LLC, the Initial Stockholders, and El Sitio, Inc., filed as Exhibit 10.18 to the Registration Statement.

      16. Share Purchase Agreement, dated November 9, 1999, by and among El Sitio, Inc., Intel Atlantic, Inc., Utilitivest II, L.P. and Utilitivest III, L.P. (investment funds managed by Latinvest Asset Management do Brasil), filed as Exhibit 10.22 to the Registration Statement.

      17. Amended and Restated Registration Rights Agreement, dated November 9, 1999, by and among El Sitio, Inc. and the holders of its Class B Convertible Preferred Stock, filed as Exhibit 10.23 to the Registration Statement.

      18. Amended and Restated Shareholders' Agreement dated November 9, 1999, by and among El Sitio, Inc. and certain of its shareholders, filed as Exhibit 10.24 to the Registration Statement.

      19. Warrant Acquisition Agreement, dated June 25, 1999, by and between Bear, Stearns & Co. Inc. and El Sitio, Inc. (formerly, El Sitio International Corporation), filed as Exhibit 10.25 to the Registration Statement.


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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        EL SITIO, INC.



Date:  December 3, 1999                 By: /s/ HORACIO MILBERG
                                           ------------------------------------
                                           Horacio Milberg
                                           Chief Financial Officer